Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RUTHIGEN, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

Ruthigen, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officers, does hereby certify:

FIRST:              That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter”) to change the name of the Corporation to “Pulmatrix, Inc.” and (ii) declaring such amendment to be advisable.

SECOND:         That upon the effectiveness of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”), the Charter is hereby amended by restating Article FIRST as follows:

“FIRST: The name of the corporation is Pulmatrix, Inc. (the “Corporation”).”

THIRD:             That upon the effectiveness of this Certificate of Amendment, the Charter is hereby amended by replacing all headings containing the words “RUTHIGEN, INC.” with the words “PULMATRIX, INC.”

FOURTH:         This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and the applicable provisions of the Charter.

FIFTH:              This document becomes effective on June 15, 2015 at 4:03 PM, Eastern Time.

[ Remainder of Page Intentionally Left Blank ]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Hojabr Alimi, its Chief Executive Officer, this 12th day of June 2015.

RUTHIGEN, INC.,
a Delaware corporation

By:	/s/ Hojabr Alimi
Hojabr Alimi,
Chief Executive Officer

Signature Page to

Certificate of Amendment to

Amended and Restated Certificate of Incorporation of

Ruthigen, Inc.